                                                                    EXHIBIT 2.10

                      AMENDMENT NO. 7 TO PURCHASE AGREEMENT

      THIS AMENDMENT NO. 7 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of February 10, 2005 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and NORTHLAND FUEL LLC, a Delaware limited liability company ("Northland Fuel"), YUKON FUEL COMPANY, an Alaska corporation ("YFC"), and NORTHLAND VESSEL LEASING COMPANY LLC, a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004, Amendment No. 2 to Purchase Agreement, dated as of November 22, 2004, Amendment No. 3 to Purchase Agreement, dated as of January 14, 2005, Amendment No. 4 to Purchase Agreement, dated as of January 21, 2005, Amendment No. 5 to Purchase Agreement, dated as of January 28, 2005, and Amendment No. 6 to Purchase Agreement, dated as of February 4, 2005 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser will purchase from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

      WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

      (a) Section 2.2 is hereby amended by adding a new subsection (d) at the end of such Section as follows:

            "(d) To the extent that the amount computed under Section 2.2(a)(i) (without regard to this Section 2.2(d) and after taking into account the Distribution) would be less than zero, Northland Fuel shall cause YFC LLC, after the YFC Closing and prior to the Distribution Closing, to repay a sufficient amount of the amount owed under SOG's and YFC's credit facility with LaSalle such that the amount computed under Section 2.2(a)(i) (after treating any payment under this Section 2.2(d) as a reduction to the SOG/LaSalle Pay-Off Amount and after taking into account the Distribution) is zero. For purposes of computing the amount under Section 2.2(a)(i), payments made by YFC to LaSalle under this Section 2.2(d) shall reduce the SOG/LaSalle Pay-Off Amount. Nothing contained in this Section 2.2(d) shall be deemed to modify Sellers' obligations under that certain letter agreement dated as of January 19, 2005 among the Parties regarding SOG's and YFC's credit facility with LaSalle."

      (b) Section 5.9 is hereby amended by adding the following sentence to the end of such Section:

            "Prior to the Closing, Northland Fuel may satisfy any intercompany obligations owed by it to YFC or SOG by increasing the number of SOG Shares to be redeemed by SOG from Northland Fuel in the Distribution. The number of SOG Shares to be acquired by Purchaser pursuant to this Agreement shall be reduced by the number of SOG Shares redeemed by SOG from Northland Fuel pursuant to the Distribution; provided, that in no event shall Purchaser acquire less than all of the shares of capital stock of SOG issued and outstanding as of the Closing. Sellers agree that nothing set forth in the preceding sentence shall be deemed in any way to modify the Preliminary Purchase Price, the Final Purchase Price or the items covered by Section 3.10(b)."

      Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.

      Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

      Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

      Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

      Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

                            [signature page follows]

      IN WITNESS WHEREOF, the Parties have executed this Amendment No. 7 to Purchase Agreement as of the date first written above.

                                       CROWLEY MARINE SERVICES, INC.

                                       By: /s/ William P. Verdon
                                           ---------------------------------
                                       Name: William P. Verdon
                                             -------------------------------
                                       Title: Sr. VP & Gen Counsel
                                              ------------------------------

                                       NORTHLAND FUEL LLC

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: V.P. - Assist. Sec.
                                              ------------------------------

                                       YUKON FUEL COMPANY

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: President
                                              ------------------------------

                                       NORTHLAND VESSEL LEASING COMPANY LLC

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: Senior V.P. - Assist. Sec.
                                              ------------------------------